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                                  EXHIBIT 11.1

                        COMPUTATION OF NET LOSS PER SHARE
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                                                                 Year Ended December 31,
                                                 -------------------------------------------------
                                                     1996                                  1997
                                                     ----                                  ----

Common Stock  outstanding at beginning            2,839,286                              2,839,286
of year

Issuance of 441,327 shares of Common
Stock on December 29, 1997                                -                                  3,627
                                                 ----------                             ----------

Weighted average common shares
outstanding for year                              2,839,286                              2,842,913
                                                 ==========                             ==========

Net loss for year                                $  (87,656)                            $ (919,978)
                                                 ==========                             ==========

Net loss per common share - basic and
diluted                                          $     (.03)                            $    ($.32)
                                                 ==========                             ==========

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